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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (the "Agreement") is made and entered into on the first day of January 2002 by and between BioLase Technology, Inc., a Delaware corporation (the "Company"), and Jeffrey W. Jones ("Executive").

                                    RECITALS
                                    --------

         WHEREAS, the Company desires to employ Executive as its President and Chief Executive Officer, and Executive is willing to accept such employment on certain terms and conditions;

         WHEREAS, the Company and Executive desire to formalize the terms and conditions of such employment;

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Employment and Duties.
             ---------------------

             (a) The Company hereby employs Executive as its President and Chief Executive Officer, and Executive accepts such employment. In such capacity, Executive shall report and be responsible to the Company Board of Directors ("Board") and shall perform such duties and functions as may be assigned to Executive from time to time by the Board. Executive shall comply with all proper directives and instructions of the Board, as embodied in resolutions adopted by the Board.

             (b) Executive agrees during the term of his employment hereunder to devote his entire business time and attention to the performance of his duties hereunder and to serve the Company diligently and to the best of his ability.

         2.  Compensation. For all services to be rendered by Executive
             ------------
hereunder, the Company shall pay Executive a base salary at the rate of Two Hundred Forty Thousand Dollars ($240,000) per year. Executive's salary shall be paid on such basis as is the normal payment pattern for executive officers of the Company but no less frequently than monthly. Part of the total compensation may be in the form of a fee for consulting services to BIOLASE Europe as long as the total compensation does not exceed $240,000 per year.

         In addition to the base salary, the Company shall pay to Executive an annual bonus equal to 0.5% (one-half of one percent) of all sales over $10,000,000 (ten million dollars) per year for the years 2002 and 2003. In lieu of a bonus for 2001, the Company will pay Executive for the year 2002 a housing allowance of $3,500 (three thousand five hundred dollars) per month to


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compensate Executive for expenses related to maintaining a dual residence away from his permanent residence in Wyoming.

         3.  Options. The Board has authorized the grant to Executive of options
             -------
to purchase up to 300,000 shares of BioLase Common Stock at an exercise price equal to the fair market value (as determined in accordance with the provisions of the Company's 1998 Stock Option Plan) of a share of Company Common Stock on December 20, 2001. The options will be embodied in a stock option agreement in the standard form employed or to be employed under the Company's 1998 Stock Option Plan, modified to be consistent with the terms of this Agreement, and will vest and become exercisable with respect to increments of the grant as follows: 12,500 (twelve thousand five hundred) shares on the last day of each calendar month during the term hereof commencing January 31, 2002 and continuing through December 31, 2003. It is intended that such options shall be non-qualified stock options (within the meaning of the Internal Revenue Code).

         In the event Executive's employment with the Company is terminated by the Company other than For Cause (as hereinafter defined), options shall continue to vest for the longer of (a) the balance of the calendar year in which termination occurs or (b) six months following termination.

         4.  Benefits. Executive shall be entitled to such fringe benefits and
             --------
perquisites as are generally made available to executive officers of the Company from time to time, including continuance of the auto allowance approved by the Board in May of 2001. In addition, Executive shall be entitled to four weeks of paid vacation per annum, but unused vacation time may not be carried over from one calendar year to the next calendar year.

         5.  Reimbursement of Expenses. The Company shall reimburse Executive
             -------------------------
for all reasonable business expenses incurred by Executive in connection with the performance of his duties hereunder, provided that Executive furnishes to Company receipts and other documentation evidencing such expenditures. Such the reimbursement shall include expenses, not to exceed $7,500 per year, related to reasonable periodic travel between Executive's permanent residence in Wyoming and the Company's principal executive offices located in San Clemente, California.

         6.  Non-Competition.
             ---------------

         (a) Executive agrees during the term of his employment by the Company not to compete with the Company or any of its Subsidiaries in any manner whatsoever. Without limiting the generality of the foregoing, Executive shall not, during the term of his employment by the Company, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of or furnish any capital to or be connected in any manner with or provide any services as a consultant for any business which competes directly or indirectly with any of the businesses of the Company or any of its Subsidiaries as they may be conducted from time to time; provided,


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however, that nothing contained in this Agreement shall be deemed to preclude
Executive from owning not more than one-half of one percent (0.5%) of the capital stock of a publicly-traded entity which is in competition with any of such businesses.

         (b) Executive may engage in civic, educational and charitable activities. Executive shall be entitled, with the approval of the Board, to serve as a director of any corporation other than a corporation which, in the good faith opinion of the Board, is in competition with the Company or a Subsidiary. Executive shall be entitled to receive compensation from any corporation with respect to which he serves as a director in accordance with this Section 6(b). Notwithstanding anything to the contrary set forth herein, Executive shall not be entitled to engage in any of the activities set forth in this Section 6(b) if such activities, in the good faith opinion of the Board, interfere or could reasonably be expected to interfere with Executive's performance of his duties and activities under this Agreement.

         (c) Executive shall promptly disclose to the Company and shall use his best efforts to transfer to or hold for the benefit of the Company but in no event shall divert or exploit for his own personal profit or that of any other person except the Company, any business opportunity or other opportunity to acquire an interest in or a contractual relationship with any person or entity where such person or entity is in the same line of business as the Company or a Subsidiary or where such contractual relationship would be considered a feasible and advantageous opportunity for the Company or a Subsidiary.

         7.  Term of Agreement.
             -----------------

         (a) The basic term of Executive's employment with the Company hereunder shall commence on January 1, 2002 and, except in the event of earlier termination, shall end on December 31, 2003. Following December 31, 2003, the employment relationship under this Agreement shall continue on a calendar quarter to calendar quarter basis with the same remuneration arrangements as shall apply during the final year of the term hereof, unless and until (i) the employment relationship between Executive and the Company shall become governed by a written instrument executed by Executive and the Company subsequent to the date hereof, including an instrument amending, renewing or extending this Agreement, or (ii) this Agreement shall have been terminated on December 31, 2003 or a calendar quarter-end thereafter by notice of the termination hereof given by one party hereto to the other at least ninety (90) days prior to the date specified in such notice for such termination.

         (b) The Company upon written notice to Executive may terminate this Agreement For Cause (as defined herein). For the purposes of this Agreement, the term "For Cause" shall mean: (i) Executive's conviction by, or entry of a plea of guilty or nolo contenders in, a court of competent jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved; (ii) the repeated failure by Executive to perform his duties and functions hereunder in accordance with the instructions of the Board as embodied in resolutions of the Board (provided that such instructions do not require Executive to take any actions that are unlawful or otherwise improper);
(iii) the willful and material breach of this Agreement by Executive if Executive fails to cure such breach within 15 business days following


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written notice from the Company; or (iv) Executive's commission of any act of fraud or dishonesty in connection with his employment by the Company.

         (c) In the event the Company terminates the employment of Executive prior to January 1, 2003 other than For Cause, the Company shall pay to Executive as severance pay and in lieu of any other salary or bonus payments hereunder with respect to post-termination periods an amount equal to twelve
(12) times the base monthly salary Executive was receiving immediately prior to the date of termination. In the event the Company terminates the employment of Executive subsequent to December 31, 2002 other than For Cause, the Company shall pay to Executive as severance pay and in lieu of any other salary or bonus payments hereunder with respect to post-termination periods an amount equal to at least six (6) times the base monthly salary Executive was receiving immediately prior to the date of termination, and in such case the sum of (i) the number of months between the notice of termination and the date of termination of employment and (ii) the number of months with respect to which such severance pay is paid shall be no less than twelve (12).

         8.  Confidentiality.
             ---------------

         (a) The Company (which for purposes of this Section 8 shall mean the Company and its Subsidiaries) and Executive recognize that during the course of Executive's employment with the Company he will accumulate certain crucial proprietary and confidential information and trade secrets for use in the Company's business and will have divulged to him certain crucial confidential and proprietary information and trade secrets about the businesses, operations and prospects of the Company, including, without limitation, confidential and proprietary information regarding the technology, finances, customers, suppliers and employees of the Company, which constitute valuable business assets providing the Company with a competitive advantage over those who do not know such information or have access to it. Executive hereby acknowledges and agrees that such information (the "Proprietary Information") is confidential and proprietary and constitutes trade secrets; that the Proprietary information belongs to the Company and not to Executive; that such information includes, without limitation:

             (i) The identity and location of customers and suppliers;

             (ii) Records of research, including research relating to the Technology;

             (iii) Plans, proposals and projections, including but not limited to plans for the growth, expansion and development of the company's various businesses and their respective relationships with their employees, suppliers and customers; and

             (iv) Files, reports, memoranda, computer software or programming and budgets or other financial plans or information regarding the Company and its business, properties or affairs.

         (b) Executive agrees that he shall not, at any time subsequent to the execution of this Agreement, whether during or after the term hereof, disclose, divulge or make known, directly or indirectly, to any person, or otherwise use or exploit in any manner any Proprietary


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Information obtained by Executive at any time during his employment by the
Company, except in connection with and to the extent required by his performance of his duties hereunder for the Company. Executive agrees to advise the Company promptly of the identity and nature of any contacts with any person or entity soliciting from Executive disclosure of any Proprietary Information or soliciting Executive's involvement in any business venture competitive with the Company. Upon termination of this Agreement, Executive shall deliver to the Company all tangible displays and repositories of Proprietary Information, including without limitation customer and supplier lists, files, records of research, proposals, reports, memoranda, business methods and techniques, computer software and programming, budgets and other financial plans and information, and other materials or records or writings of any other type (including all copies thereof) made, used or obtained by, or provided to, Executive, containing any Proprietary Information, whether obtained prior to or subsequent to the execution of this Agreement.

         9.  Miscellaneous.
             -------------

         (a) Executive represents and warrants to the Company that he is not now under any obligation of a contractual or other nature to any person, firm or corporation which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the performance by him of his obligations hereunder.

         (b) The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any subsequent breach thereof. (c) This Agreement constitutes the entire Agreement of Executive and the Company regarding employment and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

         (d) Any and all notices referred to herein shall be sufficiently furnished if in writing and personally delivered or sent by registered or certified mail, postage prepaid with return receipt requested, by facsimile transmission (if receipt is confirmed) or by courier to the Company at its principal executive office and to the Executive at his address as reflected in the Company's employment records or such other address as a party may from time to time designate in writing in the manner set forth in this Section 9(d):

         (e) If any portion or provision of this Agreement shall be invalid or unenforceable for any reason, there shall be deemed to be made such changes (and only such changes) in such provision or portion as are necessary to make it valid and enforceable. The invalidity or unenforceability of any provision or portion of this Agreement shall not affect the validity or enforceability of any other provision or portions of this Agreement. If any such unenforceable or invalid provision or provisions shall be rendered enforceable and valid by changes in applicable law, then such provision or provisions shall be deemed to read as they presently do in this Agreement without change.


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         (f) The rights and obligations of the parties hereto shall inure to and be binding upon the parties hereto and their respective heirs, successors and assigns. Without limiting the generality of the foregoing, this Agreement shall be binding upon any successor to the Company whether by merger, acquisition of stock, purchase of all or substantially all of the Company's assets, reorganization or otherwise. Executive may not assign his rights and duties hereunder, except with the prior written consent of the Company.

         (g) This Agreement is intended to and shall be governed by, and interpreted under and construed in accordance with, the laws of the State of California applicable to contracts executed in and wholly performed with such state and without reference to any choice or conflict of laws principles. The payment of base compensation, bonus or benefits may be allocated to or made by such divisions or subsidiaries of the Company as appropriate.

         (h) Any controversy, claim or dispute between the parties directly or indirectly concerning this Agreement, or the breach or subject matter hereof, shall be finally settled by arbitration held in Orange County, California. Either party may demand an arbitration proceeding by providing the other party and the American Arbitration Association with written notice thereof. The Company and Executive shall each select one arbitrator from a panel of at least five (5) arbitrators (the "Arbitration Pool") obtained from the American Arbitration Association within thirty (30) days of receiving the Arbitration Pool list. Such two arbitrators so selected shall agree on a third arbitrator from the Arbitration Pool within fifteen (15) days thereafter. In the event an agreement has not been reached on the third arbitrator by the end of such fifteen-day period, the American Arbitration Association shall choose the third arbitrator.

     The parties hereto agree that an action to compel arbitration pursuant to this Agreement may be brought in any appropriate court, and in connection therewith the laws of the State of California shall control. Application may also be made to any such court for confirmation of any decision or award of the arbitrators but only if necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrators and waive any objection to the jurisdiction of such arbitrators.

     If any arbitration, litigation or other proceedings is instituted in connection with or related to this Agreement, the non-prevailing party in such proceeding shall pay the expenses, including without limitation the attorneys' fees and expenses of investigation, of the prevailing party.

         (i) The Company and Executive represent, respectively, that it and he have not obligated the Company to pay any fee to any person in connection with the employment of Executive by the Company.

     10. Indemnification. The Company shall, to the maximum extent permitted
         ---------------
under the General Corporation Law of the State of Delaware, indemnify Executive against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (with the written consent of the Company which shall not be unreasonably withheld) actually and reasonably incurred by Executive in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, threatened or initiated against Executive by reason of the fact that


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he was serving as an officer, director, employee or agent of the Company or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    BioLase Technology, Inc.

                                    By:      /s/ FEDERICO PIGNATELLI
                                       -----------------------------------------
                                             Federico Pignatelli,
                                             Chairman of the Board


                                    By:      /s/ JEFFREY W. JONES
                                       -----------------------------------------
                                             Jeffrey W. Jones







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